EXHIBIT 5
                                 August 26, 2003
Aegis Assessments, Inc.
4100 Newport Place, Suite 660
Newport Beach, CA 92660

Re: Aegis Assessments, Inc.
Registration Statement on Form S-8

Gentlemen:

In connection with the registration on Form S-8 under the Securities Act of the following shares of Aegis Assessments, Inc. ("Aegis"), issued or to be issued pursuant to written business consulting services plans (the "Plans"):

     o 51,125 shares of Aegis common stock issued to Chris Cota pursuant to a written consulting agreement dated June 20, 2003;

     o 300,000 shares of Aegis common stock issued to Steven Stein pursuant to a written consulting agreement dated June 23, 2003, and up to a maximum of 300,000 additional shares to be issued over the term of the agreement, based on satisfactory performance of services thereunder;

     o 400,000 shares of Aegis common stock issued to David Smith pursuant to a written consulting agreement dated June 25, 2003, and up to a maximum of 200,000 additional shares to be issued over the term of the agreement, based on satisfactory performance of services thereunder;

     o 200,000 shares of Aegis common stock issued to Brian Quinn pursuant to a written consulting agreement dated August 1, 2003, and up to a maximum of 500,000 additional shares to be issued over the term of the agreement, based on satisfactory performance of services thereunder; and

     o 12,500 shares of Aegis common stock issued to Louis Alonzi pursuant to a written consulting agreement dated August 12, 2003, and up to an additional 137,500 shares to be issued under over the term of the agreement, based on satisfactory performance of services thereunder;

I have examined such documents and have reviewed such questions of law as I have considered necessary and appropriate for the purposes of this opinion and, based thereon, I advise you that, in my opinion, when such shares have been issued and sold pursuant to the applicable provisions of the aforementioned Plans and in accordance with the registration statement, such shares will be validly issued, fully paid and nonassessable shares of Aegis Assessments, Inc.'s common stock.

I hereby consent to the filing of this opinion as an exhibit to the above described registration statement.

Very truly yours,



/s/MC Law Group
MC Law Group